Exhibit 10.18

Second Amendment to Loan Documents

THIS SECOND AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of the effective date of September 28, 2013 (the “Effective Date”), by and between BREKFORD CORP., a Delaware corporation (the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION (the “Bank”).

BACKGROUND

A.           The Borrower has executed and delivered to the Bank, one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on that certain First Amendment to Loan Documents dated as of December 21, 2012, by and between the parties hereto (collectively as amended, restated, modified, substituted, extended, and renewed from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrower’s obligations to the Bank for one or more loans or other extensions of credit (the “Obligations”).

B.           The Borrower and the Bank desire to amend the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Certain of the Loan Documents are amended as set forth in EXHIBIT A attached hereto and made a part hereof.  Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment.  This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents.  To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.           The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.  The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3.           The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Bank, as modified by this Amendment.

4.           As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions (if any) specified in EXHIBIT A.

5.        To induce the Bank to enter into this Amendment, the Borrower waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have as of the Effective Date against the Bank or any of them arising out of or relating to the Obligations.  The Borrower further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to the gross negligence of or willful misconduct by the Bank and/or its officers, directors, attorneys, agents and employees.  The Borrower further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

6.           This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument.   Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart.  Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7.           The Bank may modify this Amendment for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail).

8.           This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

9.           This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated in the Loan Documents is located.  This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Bank’s office indicated in the Loan Documents is located, excluding its conflict of laws rules.

10.           Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed.  Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved).  The Borrower expressly ratifies and confirms the confession of judgment (if applicable) and waiver of jury trial provisions contained in the Loan Documents.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Second Amendment to Loan Documents (continued)

WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

WITNESS:	BREKFORD CORP., a Delaware corporation

/s/___________________________________	By:/s/ Chandra (C.B.) Brechin_________(SEAL)
Chandra (C.B.) Brechin Chief Executive Officer
/s/___________________________________	By:/s/ Scott Rutherford_______________(SEAL)
Scott Rutherford President

PNC BANK, NATIONAL ASSOCIATION

/s/___________________________________	By:/s/ Stephen D. Palmer_____________(SEAL)
Stephen D. Palmer
Senior Vice President

EXHIBIT A TO
AMENDMENT TO LOAN DOCUMENTS
DATED AS OF SEPTEMBER 27, 2013

A. All documents defined as Loan Documents above are the subject of this Amendment.

B. The Loan Documents are amended from and after the Effective Date, as follows:

1. Section 1 (Advances) of the Note and Section 1.1 (Committed Line of Credit) to the Loan Agreement are hereby amended such that the current references to “September 28, 2013” will now read “March 31, 2014”.

2. Section 4.2 (Interim Financial Statements; Certificate of No Default) of the Loan Agreement is hereby amended in its entirety to read as follows:

4.2           Interim Financial Statements; Borrowing Base Certificates; Certificate of No Default.  Furnish the Bank, within 15 days after the end of each month, the Borrower’s Financial Statements for such period, in reasonable detail, certified by an authorized officer of the Borrower and prepared in accordance with GAAP consistently applied from period to period.  At the time of delivery of such statements, the Borrower shall also deliver a certificate as to its compliance with applicable financial covenants (containing detailed calculations of all financial covenants) for the period then ended and whether any Event of Default exists, and, if so, the nature thereof and the corrective measures the Borrower proposes to take.  As used in this Agreement, “Financial Statements” means the Borrower’s consolidated and, if required by the Bank, in its sole discretion, consolidating balance sheets, income statements, and statements of cash flows for the year, month or quarter together with the year-to-date figures and comparative figures for the corresponding periods of the prior year.

3. Sections (1) and (2) under the heading “FINANCIAL COVENANTS” of the Addendum to the Loan Agreement are hereby amended in their entirety to read as follows with all other language under such heading remaining unchanged.

(1)           The Borrower will maintain at all times a ratio of Total Funded Debt to EBITDA of not more than 3.50 to 1.00, which shall be tested December 31, 2013 and as of the end of each subsequent quarter thereafter.  EBITDA will be measured on a rolling four quarters basis.

(2)           The Borrower will maintain, as of the end of each fiscal quarter, on a rolling four quarters basis, a Debt Service Coverage Ratio of at least 1.00 to 1.00, which shall be tested December 31, 2013 and as of the end of each subsequent quarter thereafter.

4. Notwithstanding the provisions of Section 5.6 of the Loan Agreement, the Borrower is permitted to alter its ownership structure by virtue of a capital raise, which shall be subject to documentation that is provided to Bank in advance of such capital raise and is satisfactory to the Bank in its sole but reasonable discretion.

C.Conditions to Effectiveness of Amendment: The Bank’s willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction of the following conditions:

1. Execution by all parties and delivery to the Bank of this Amendment.

2. Payment by the Borrower to the Bank of an extension fee of $7,500, which fee is fully earned and non-refundable as of the date hereof.

3. Payment by the Borrower to the Bank of the fees and expenses of Bank, including without limitation, Bank's outside counsel fees incurred in connection with this Amendment.

4. Execution by the Subordinated Creditors of the attached Consent of Subordinated Creditors.

5. Execution by the Borrower of the Borrowing Base Rider dated of even date herewith by and between the Borrower and the Bank.

D.Waiver of Existing Defaults.  On the condition that the Borrower shall have complied with the terms and conditions of Section C above, the Bank hereby waives defaults occurring under the heading FINANCIAL COVENANTS existing on or prior to the date of this Agreement; provided, however that this Section  shall not be deemed to waive any defaults under the following provisions after the date of this Agreement or after the period stated, or any other defaults arising out of non-compliance by the Borrower with the Financing Agreement, whether or not the events, facts or circumstances giving rise to such non-compliance existed on or prior to the date hereof:

CONSENT OF SUBORDINATED CREDITOR

Each of the undersigned (jointly and severally if more than one, the “Subordinated Creditor”) hereby consents to the terms and provisions of the foregoing Amendment (the “Amendment”) and all prior amendments, if any, and confirms and agrees that impaired and in full force and effect, shall cover and secure all of the Guarantor’s existing and future Obligations to the Bank, as modified by this Amendment.

WITNESS the due execution of this Consent as a document under seal as of the date of this Amendment, intending to be legally bound hereby.

WITNESS:

/s/__________________________________	/s/ Chandra (C.B.) Brechin__________ (SEAL)
Chandra (C.B.) Brechin, Individually

/s/__________________________________	/s/ Scott Rutherford________________(SEAL)
Scott Rutherford, Individually